UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		February 25, 2014
VAPOR HUB INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
Nevada	333-173438	27-3191889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1380 Lougar Ave, Sarnia ON Canada		N7S 5N7
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(519) 381-7086
DOGINN, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On February 3, 2014, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Vapor Hub International Inc., a Nevada corporation, to effect a name change from DogInn, Inc. to Vapor Hub International Inc.  Vapor Hub International Inc. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed and become effective with the Nevada Secretary of State on February 25, 2014.

The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of March 7, 2014.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on March 7, 2014 under the symbol "VHUB".  Our new CUSIP number is 922104 104.

Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger filed with the Nevada Secretary of State on February 14, 2014 with an effective date of February 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.
/s/ Robin Looban
Robin Looban
President and Director

Date:	March 6, 2014

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